UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2025

Zevra Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2025, Zevra Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) for the following purposes:

•	to elect two Class I directors to the Company’s board of directors (the “Board”) to hold office until the 2028 annual meeting of stockholders; and

•	to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

Of the 54,679,363 shares outstanding as of the April 4, 2025 record date, at least 44,517,743 shares, or 81.4%, were present or represented by proxy at the 2025 Annual Meeting.

At the 2025 Annual Meeting, each of Wendy Dixon, Ph.D. and Tamara A. Favorito was elected as a director of the Company.

Based on tabulation and validation by First Coast Results, Inc., the independent inspector of election for the 2025 Annual Meeting (the “Inspector of Election”), the final voting results on each of the matters submitted to a vote of stockholders at the 2025 Annual Meeting were as follows:

1. Election of Directors	For	Withheld	Broker Non-Votes
Wendy Dixon, Ph.D.	25,795,548	9,075,888	9,645,307
Tamara A. Favorito	25,599,993	9,272,443	9,645,307

As disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2025, Daniel J. Mangless, a stockholder of the Company, previously indicated his intention to nominate each of Travis C. Mickle, Ph.D., and Arthur C. Regan (the “Mangless Nominees”) for election as directors at the 2025 Annual Meeting, in opposition to Dr. Dixon and Ms. Favorito.

However, Mr. Mangless subsequently failed to comply with Rule 14a-19(a)(3) under the Exchange Act, which requires Mr. Mangless to have solicited the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Additionally, Mr. Mangless failed to provide reasonable evidence of his compliance with Rule 14a-19(a)(3) in compliance with the Company’s amended and restated bylaws (the “Bylaws”). The Bylaws provide that, in the absence of such reasonable evidence by the applicable deadline, which was May 19, 2025, the nomination of and any votes for each such proposed nominee shall be disregarded. In addition, Mr. Mangless did not attend the 2025 Annual Meeting to validly nominate the Mangless Nominees, as required by the Bylaws. As a result of his failure to meet these requirements and as provided by the Bylaws, the Mangless Nominees were disregarded.

Had Mr. Mangless complied with the relevant legal requirements and the Company’s Bylaws, neither of the Mangless Nominees would have been elected as Class I directors at the 2025 Annual Meeting. Below are the votes that were received for each of the Mangless Nominees as of the date of the 2025 Annual Meeting, as reported to the Company by the Inspector of Election:

	For	Withheld	Broker Non-Votes
Travis C. Mickle, Ph.D.	9,221,892	25,649,775	9,646,076
Arthur C. Regan	8,359,291	26,512,375	9,646,077

Also at the 2025 Annual Meeting, the stockholders of the Company ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025. The final voting results were as follows:

	For	Withheld	Abstentions	Broker Non-Votes
2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.	43,775,884	360,221	381,638	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2025	Zevra Therapeutics, Inc.

	By:	/s/ Rahsaan W. Thompson
Rahsaan W. Thompson Chief Legal Officer, Secretary and Compliance Officer